                                CREDIT AGREEMENT





                          DATED AS OF DECEMBER 17, 2004

                                     BETWEEN

                          ELEPHANT & CASTLE GROUP, INC.

                                   AS BORROWER

                                     - AND -

     THE ELEPHANT AND CASTLE CANADA INC., ELEPHANT & CASTLE, INC., ELEPHANT
        AND CASTLE OF PENNSYLVANIA, INC., E & C PUB, INC., MASSACHUSETTS ELEPHANT & CASTLE GROUP, INC., ELEPHANT & CASTLE INTERNATIONAL, INC.,
     ELEPHANT & CASTLE (CHICAGO) CORPORATION, ELEPHANT & CASTLE EAST HURON,
                LLC, E&C SAN FRANCISCO, LLC AND E&C CAPITAL, LLC

                                 AS CO-BORROWERS

                                     - AND -


                          CROWN LIFE INSURANCE COMPANY

                                    AS LENDER




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                                TABLE OF CONTENTS

   ARTICLE 1 - DEFINITIONS.............................................................................1
      1.1      General Definitions.....................................................................1
      1.2      Schedules and Exhibits.................................................................11
      1.3      Accounting Terms and Definitions.......................................................11
      1.4      Currency Conversion....................................................................11
      1.5      Supplements, Re-enactments, Etc........................................................12
   ARTICLE 2 - TERMS OF THE LOAN......................................................................12
      2.1      The Loan...............................................................................12
   ARTICLE 3 - PAYMENT................................................................................12
      3.1      Mandatory Payments.....................................................................12
      3.2      Mandatory Prepayments of Loan..........................................................13
      3.3      Optional Prepayments...................................................................13
      3.4      General Matters........................................................................13
   ARTICLE 4 - INTEREST, FEES AND CHARGES.............................................................14
      4.1      Rate of Interest.......................................................................14
      4.2      Payment of Interest....................................................................14
      4.3      Default Rate of Interest...............................................................14
      4.4      Computation of Interest and Fees.......................................................14
      4.5      Maximum Interest.......................................................................14
      4.6      Closing Fee............................................................................14
      4.7      Closing Expenses.......................................................................15
      4.8      Increased Costs........................................................................15
   ARTICLE 5 - LOAN ADMINISTRATION....................................................................15
      5.1      Disbursement of Loan...................................................................15
      5.2      Payments to Lender.....................................................................16
   ARTICLE 6 - TERMINATION AND REDUCTION..............................................................16
      6.1      Termination............................................................................16
      6.2      Continuing Liabilities.................................................................16
   ARTICLE 7 - SECURITY INTEREST AND COLLATERAL.......................................................16
      7.1      Security Interest to the Lender........................................................16
      7.2      Preservation of Collateral and Perfection of Security Interests Therein................17
      7.3      Possession of Collateral and Related Matters...........................................18
      7.4      Collections............................................................................18
      7.5      Attachment.............................................................................19
      7.6      Exception re Leasehold Interests and Contractual Rights................................19
   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES.........................................................20
      8.1      Representations and Warranties.........................................................20
      8.2      Survival of Representations and Warranties.............................................26
   ARTICLE 9 - SCHEDULES AND REPORTS..................................................................26
      9.1      Financial Information..................................................................26
      9.2      Compliance Certificate.................................................................27
      9.3      Other Matters..........................................................................27
  ARTICLE 10 - COVENANTS..............................................................................28
      10.1     Covenants..............................................................................28
  ARTICLE 11 - CONDITIONS PRECEDENT...................................................................35
      11.1     Conditions Precedent to Drawdown.......................................................35
  ARTICLE 12 - DEFAULT................................................................................39
      12.1     Events of Default......................................................................39
  ARTICLE 13 - REMEDIES...............................................................................42
      13.1     Remedies...............................................................................42
  ARTICLE 14 - INDEMNIFICATION, ETC...................................................................44
      14.1     General Indemnity......................................................................44
      14.2     Taxes..................................................................................44

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
  ARTICLE 15 - GENERAL PROVISIONS.....................................................................45
      15.1     Notice.................................................................................45
      15.2     Choice of Governing Law and Construction...............................................45
      15.3     Forum Selection and Service of Process.................................................45
      15.4     Modification and Benefit of Agreement..................................................46
      15.5     Headings of Subdivisions...............................................................46
      15.6     Power of Attorney......................................................................46
      15.7     Waivers, Confidentiality, Information Sharing..........................................46
      15.8     Timing of Payments.....................................................................47
      15.9     Currency...............................................................................47
      15.10    Judgment Currency......................................................................47
      15.11    Severability...........................................................................47
      15.12    Conflicts..............................................................................48
      15.13    Right of Set-Off.......................................................................48
      15.14    Joint and Several Obligations of the Obligors..........................................48
      15.15    Entire Agreement.......................................................................49
      15.16    Non-Merger.............................................................................49
      15.17    English Language.......................................................................49

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made with effect as of the 17th day of December, 2004, by and between ELEPHANT & CASTLE GROUP, INC. as borrower ( the "Borrower"), a British Columbia corporation, and The Elephant and Castle Canada Inc., Elephant & Castle, Inc., Elephant and Castle of Pennsylvania, Inc., E & C Pub, Inc., Massachusetts Elephant & Castle Group, Inc., Elephant & Castle International, Inc., Elephant & Castle (Chicago) Corporation, Elephant & Castle East Huron, LLC, E&C San Francisco, LLC and E&C Capital, LLC as co-Borrowers, and CROWN LIFE INSURANCE COMPANY, a company incorporated under the federal INSURANCE COMPANIES ACT (the "Lender");

RECITALS:

     WHEREAS, Borrower desires that the Lender extend a $5,000,000 term loan to the Borrower in order to assist in the financing of certain capital expenditures expected to be incurred by the Borrower in connection with the establishment of additional restaurant facilities and in the refurbishing of existing restaurant facilities;

     AND WHEREAS the Loan has been extended for the collective benefit of the Obligors and, as a result, the Co-Borrowers have agreed to become parties hereto and to become jointly and severally obligated with the Borrower and each other for the repayment in full of the Loan and the performance of the terms and conditions of this Agreement;

     AND WHEREAS, the parties wish to provide for the terms and conditions upon which such loan shall be made;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties hereto agree as follows:


                                    AGREEMENT
                            ARTICLE 1 - DEFINITIONS

1.1 GENERAL DEFINITIONS

In this Agreement the following terms shall have the following meanings:

(a) "Accounts" shall mean all claims, accounts, contract rights, or other rights to payment for goods sold or services rendered, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by a Person or in which a Person now has or hereafter acquires any interest.

(b) "Account Debtor" shall mean, in respect of any Account, the debtor obligated to make payment thereof.

(c) "Action Request" shall mean any request from any governmental or regulatory body or agency under any Environmental Law whereby such body or agency requests that the Person requested takes action or steps or does acts or things in respect of any Property in its charge, management or control to remediate a matter which is not or is alleged not to be in material compliance with all Environmental Laws.

(d) "Affiliate" means: (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with any other Person; (b) any Person which beneficially owns or holds, directly or indirectly, ten percent (10%) or more of any class of voting stock or equity interest (including partnership interests) of any other Person; (c) any Person, ten percent (10%) or more of any class of the voting stock (or if such Person is not a corporation, ten percent (10%) or more of the equity interest, including partnership interests) of which is beneficially owned or held, directly or indirectly, by any other Person or (d) any Person related within the meaning of the INCOME TAX ACT (Canada) to any such Person and includes any "Affiliate" within the meaning specified in the CANADA BUSINESS CORPORATIONS ACT on the date hereof. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

(e) "Agreement" means this credit agreement, including all exhibits and schedules hereto, as amended, restated or otherwise modified from time to time.

(f) "Borrower" shall mean Elephant & Castle Group, Inc., a British Columbia corporation.

(g) "Business Day" shall mean any day other than a Saturday, Sunday, or such other day as banks in Vancouver, British Columbia are authorized or required to be closed for business.

(h) "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by the Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible asset accounts subject to amortization) in the balance sheet of the Borrower.

(i) "Change of Control" means, with respect to the Borrower, the acquisition by any Person or group of Persons who are associates (as such term is defined in the SECURITIES ACT (British Columbia)), or who act together in concert for such purpose of (i) shares or other voting securities of the Borrower to which are attached more than 50% of the votes that may be cast to elect directors or other Persons charged with the direction of the management of the Borrower and which, if exercised, are sufficient to elect a majority of such directors or other management Persons, or (ii) any other right to appoint a majority of such

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     directors or other management Persons or with respect to any Person who from time to time has previously met the foregoing test the further acquisition by such Person or group of Persons who are associates (as such term is defined in the SECURITIES ACT (British Columbia)) or who act together in concert for such purpose of any further units or other voting securities of the Borrower.

(j) "Chattel Paper", "Document of Title", "Intangible", "Goods" and "Instrument" shall have the respective meanings assigned to such term as of the date of this Agreement in the PERSONAL PROPERTY SECURITY ACT, (British Columbia).

(k) "Closing Date" shall mean the date on which the Loan is advanced, so long as it is made prior to or on January 15, 2005.

(l) "Co-Borrowers" means, collectively, The Elephant and Castle Canada Inc., Elephant & Castle, Inc., Elephant and Castle of Pennsylvania, Inc., E & C Pub, Inc., Massachusetts Elephant & Castle Group, Inc., Elephant & Castle International, Inc., Elephant & Castle (Chicago) Corporation, Elephant & Castle East Huron, LLC, E&C San Francisco, LLC, E&C Capital, LLC and any other wholly-owned Consolidated Subsidiary of the Borrower who hereafter executes a guarantee in favour of and on terms satisfactory to the Lender and delivers such other opinions, certificates and assurances as may be requested by the Lender in order to become a Co-Borrower under this Agreement; and "Co-Borrower" means any of such Persons.

(m) "Collateral" shall mean all of the undertaking and Property, present and future, real, immovable, personal and immovable, of the Obligors, including that specifically described in ARTICLE 7 hereof, now or hereafter pledged, hypothecated, granted or assigned to the Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

(n) "Consolidated EBITDA" means, at any time with respect to the Borrower and its Consolidated Subsidiaries, Consolidated Net Income for the Borrower's most recently completed four financial quarters, plus:
                                                      ----

     (i) amounts deducted in calculating net income or net loss in respect of non-cash expenses, depreciation and amortization; and

     (ii) amounts deducted in calculating such net income or net loss in respect of Consolidated Interest Expense, net of interest income added in calculating such net income or net loss;

     (iii) amounts deducted in calculating such net income or net loss in respect of income, capital or business taxes paid or payable, whether or not deferred;

     and excluding for such period:

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     (iv) any gain or loss attributable to the sale, conversion or other sale, lease, disposition or other transfer of assets out of the ordinary course of business; and

     (v) any gain resulting from the write-up of assets or any loss resulting from the write-down of assets; and

     (vi) all non-cash gains, non-cash losses or other non-cash amounts that were included in such net income; and

    (vii) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Current Debt or Funded Debt); and

   (viii) any other extraordinary or non-recurring items;

          all of which shall be calculated on a rolling four quarter basis.

(o) "Consolidated Third Party Fixed Charges" means, for any period for the Borrower and its Consolidated Subsidiaries, without duplication, the aggregate of (a) Third Party Interest Expense for such period, plus (b)
                                                                    ----
     proforma scheduled payments of principal on account of Third Party Debt to be made during such period, determined in each case for the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

(p) "Consolidated Net Income" means, for any period, the net income (loss) after tax of the Borrower and its Consolidated Subsidiaries for such period.

(q) "Consolidated Shareholders Equity" means, at any time, in respect of the Borrower and its Consolidated Subsidiaries, the sum of: (i) the stated capital of all of the outstanding shares of the Borrower and its Consolidated Subsidiaries; (ii) the amount, without duplication, of any contributed surplus as set forth in the financial statements of the Borrower and its Consolidated Subsidiaries; (iii) the accumulated retained earnings of the Borrower and its Consolidated Subsidiaries; and (iv) accumulated exchange gains or losses arising from the translation of the financial statements for the Borrower and its Consolidated Subsidiaries at such time, in each case determined as at the end of its most recently completed Financial Quarter.

(r) "Consolidated Subsidiary" means at any time, in respect of any Person, any other Person the accounts of which are or should, in accordance with GAAP, be consolidated with those of such first-mentioned Person in its consolidated financial statements at such time.

(s) "Consolidated Total Capitalization" means, at any time, the sum of (i) Consolidated Shareholders' Equity, plus (ii) Third Party Debt, plus (iii)
                                        ----                        ----
     the aggregate amount of principal outstanding under the debt obligations owed to GE Investment Private Placement Partners II, minus (iv) the aggregate of all deferred financing costs, future income tax benefits and other intangible assets reflected on the consolidated balance sheet of the Borrower.

(t) "Current Debt" means, with respect to any Person: (i) all indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendable at the option of the debtor to a date more than one year from the date of the creation thereof (but excluding the current portion of indebtedness under this Agreement); and (ii) any guarantee of an obligation described in the preceding clause (i).

(u) "Current Liabilities" means, with respect to any Person, all Current Debt of such Person and all other liabilities that are required under GAAP to be listed as current liabilities on the balance sheet of such Person.

(v) "Deemed Interest Rate" shall mean the interest rate applicable to the Loan as set out in Section 4.1 or 4.3, as the case may be, from time to time.

(w) "Default" shall mean an Event of Default or any event, condition or default specified in Section 12.1 which, with the giving of notice, the lapse of time or both, would be an Event of Default.

(x) "Distribution" shall have the meaning ascribed to it in Section 10.1(m) hereof.

(y) "Equipment" shall mean all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal or movable Property (other than Inventory) of every kind and description used in a Person's operations or owned by such Person or in which such Person has an interest, whether now owned or hereafter acquired by such Person and wherever located, and all parts, accessories and tools and all increases and accessories thereto and substitutions and replacements therefor.

(z) "Equivalent" shall mean the amount in one currency which is equivalent to an amount in another currency when such latter amount is converted to such former currency in accordance with Section 1.4 hereof.


(aa) "Event of Default" shall have the meaning ascribed to it in ARTICLE 12 hereof.

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(bb) "Environmental Laws" means all federal, provincial, state and local laws, rules, regulations, ordinances, programs, permits, guidelines, orders and consent decrees relating to Materials of Environmental Concern, pollution or protection of health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, storage, disposal or transport of Materials of Environmental Concern.

(cc) "Funded Debt" shall mean, without duplication, with respect to any Person, all indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a credit agreement or similar agreement obligating the applicable lender to extend credit over a period of more than one year from the date of creation thereof, and specifically including capital lease obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, without duplication, guaranteed indebtedness consisting of guarantees of Funded Debt of other Person and, in the case of the Borrower, the Liabilities, and the Senior Liabilities.

(dd) "GAAP" shall mean at any time generally accepted accounting principles and policies as in effect at such time in Canada.

(ee) "GEIPP" means General Electric Private Placement Partners II;

(ff) "GEIPP Loan" means the Senior Secured 14% Convertible Notes issued by the Company in favour of GEIPP pursuant to a certain amended and restated note purchase agreement made between the Company and GEIPP;

(gg) "Interest Payment Date shall mean the first day of each month or if that is not a Business Day, the next Business Day following.

(hh) "Inventory" shall mean, with respect to any Person, all inventory of such Person, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by such Person, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business.

(ii) "Liabilities" shall mean all present and future obligations, liabilities and indebtedness of the Borrower to the Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and

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     howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

(jj) "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, civil law, statute, or contract, and including, without limitation, a security interest, charge, claim, hypothec or lien arising from a mortgage, deed of trust, hypothec, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property, and (iii) any other lien, hypothec, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting Property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute or law of any jurisdiction, at law, in equity or by any agreement.


(kk) "Loan" shall have the meaning ascribed to it in Section 2.1 hereof.

(ll) "Losses" shall have the meaning ascribed to it in Section 14.1 hereof.

(mm) "Mandatory Repayment Date" shall mean the date that the Loan is required to be repaid in full by the Borrower prior to the Maturity Date under Section
     3.2 hereof.

(nn) "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a result which adversely alters materially the financial or other condition of the Obligors (or any of them), including on the business, Property, operations or condition of the Obligors (or either of them), or materially adversely affects or could, in the sole discretion of the Lender acting reasonably, affect materially the ability of the Obligors to perform their obligations hereunder or under the Other Agreements as the case may be or any lien of the Lender.

(oo) "Materials of Environmental Concern" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, together with any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes and including any other substances, materials or wastes that are or become regulated under any laws relating to the protection of the environment or maintenance of occupational safety (including, without limitation, any that are or become classified as hazardous or toxic under any such laws).

(pp) "Maturity Date" shall mean the fifth anniversary of the date of this Agreement.

(qq) "Obligors" means collectively the Borrowers and the Co-Borrowers and "Obligor" means any of such persons.

(rr) "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements (including the Security Agreement), leases, financing statements, notes, and all other writings heretofor, now or from time to time hereafter executed by or on behalf of an Obligor, or any other Person and delivered to the Lender or to any parent, affiliate or subsidiary of the Lender in connection with the Liabilities or the transactions contemplated hereby.

(ss) "Permitted Liens" shall mean, (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) Liens in favour of the Lender or its Affiliates, (iii) zoning restrictions and easements, rights-of-way, licenses, covenants and other restrictions affecting the use of real or immovable property that do not individually or in the aggregate have a Material Adverse Effect on the Borrower's ability to use such real or immovable property for its intended purpose in connection with the Borrower's business, (iv) Liens and prior claims securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by proper proceedings, (v) Liens incurred or deposits made in the ordinary course of business in connection with capitalized leases for purchase of, and applying only to, Equipment permitted as Capital Expenditures under Section 10.1(k)(i), the documents relating to such Liens to be in form and substance acceptable to the Lender, and the Borrower shall not permit any such Liens or security interests to attach to the Collateral that could rank either in priority to, or PARI PASSU with the Security Agreement; provided that, so long as no Default shall have occurred and be continuing, or would result therefrom, the Borrower may grant purchase-money security interests ranking prior to the Security Agreement in Equipment acquired or purchased by the Borrower that constitutes Capital Expenditures permitted under Section 10.1(k)(i) and provided further that such security secures only the acquisition or purchase costs for the Equipment so secured; (vi) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein), (vii) Liens specifically permitted as set forth on Schedule 1.1(1) attached hereto (subject to any restrictions set out in Schedule 1.1(1)); (viii) any Lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a Lien permitted by any of the foregoing subsections (i) through (vii), inclusive; provided,
                                                                      --------
       that (A) such indebtedness is not secured by any additional Property, and
       (B) the amount of such indebtedness is not increased, (ix) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, and to public utilities when required by the operations of the Borrower's business in the ordinary course of business, (x) rights of set-off, banker's lien and other similar rights arising solely by operation of law; and (xi) Liens in favour of GEIPP incurred in connection with the GEIPP Loans.


(tt) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or local government (whether federal, provincial, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

(uu) "Plan" shall mean any pension or other employee benefit plan and which is: (a) a plan maintained by an Obligor; (b) a plan to which an Obligor contributes or is required to contribute; (c) a plan to which an Obligor was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which an Obligor has incurred or may incur liability, including contingent liability, either to such plans or to any Person.

(vv) "Property" shall mean any interest in any kind of property or asset, whether real, immovable, personal, movable, or mixed, tangible or intangible.

(ww) "Revenue" means, for any period and with respect to any Person, the revenue of such Person for such period, excluding any revenue derived from intercompany transactions with any other Person the accounts of which are or should, in accordance with GAAP, be consolidated with those of such first-mentioned Person in its consolidated financial statements for such period.

(xx) "Security Agreement" shall mean, the general security agreement executed by the Obligors, jointly and severally, pursuant to section 11.1(a)(iv).

(yy) "Security Interest" shall have the meaning ascribed to it in Section 7.1 hereof.

(zz) "Subordinated Loans" shall mean the GEIPP Loan and any other subordinated loan approved in writing by the Lender as a "Subordinated Loan" for purposes of this Agreement.

(aaa) "Subsidiary" shall mean, with respect to a Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation

       (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Person or by any partnership, joint venture or other entity of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by the Person.

(bbb) "Tangible Assets" means, in respect of any Person, the gross book value as shown by the accounting books and records of such Person of all its assets, less: (i) the net book value of all its licences, patents, patent applications, copyrights, trademarks, trade or brand names, goodwill, non-compete agreements or organizational expenses and other like intangibles; (ii) unamortized Debt discount and expense; (iii) all reserves for depreciation, obsolescence, depletion and amortization of its assets excluding reserves for assets in clause (i) above; and (iv) all other proper reserves for assets which in accordance with GAAP should be provided in connection with the business conducted by such Person.

(ccc)  "Taxes" shall have the meaning ascribed to it in Section 14.2 hereof.

(ddd) "Third Party Debt" means, at any time, the aggregate of (i) the Liabilities outstanding at such time, and (ii) all other Debt or other liquidated claims against the Borrower that are secured by an encumbrance that ranks in priority to, or otherwise afforded a priority or preference at law or equity over, the Loan or the Security Interest.

(eee) "Third Party Debt/Consolidated EBITDA Ratio" for any accounting period of four consecutive fiscal quarters or such other period as may be specified herein ending after the date hereof means the ratio of (i) Third Party Debt as at the end of such accounting period divided by (ii) Consolidated EBITDA for such accounting period.

(fff) "Third Party Debt/Consolidated Total Capitalization Ratio" means, at any time, the ratio of (i) Third Party Debt MINUS consolidated net cash held in bank accounts of the Borrower and its wholly-owned Subsidiaries at such time divided by (ii) Consolidated Total Capitalization at such time.

(ggg) "Third Party Interest Expense" means, for any period for the Borrower and its Consolidated Subsidiaries, without duplication, the aggregate expense incurred or to be incurred by such Persons during such period for interest and other financing charges in connection with Third Party Debt.

(hhh) "Violation Notice" means any notice received by a Person, from any governmental or regulatory body or agency under any Environmental Law that such Person or any of its Property is not in compliance with the requirements of any Environmental Law.

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1.2  SCHEDULES AND EXHIBITS

The following are the Schedules and Exhibits to this Agreement, which are deemed to be a part of this Agreement:

Schedule 1.1(1)   -   Permitted Liens
Schedule 1.1(2)   -   Business and Collateral Locations
Schedule 8.1(e)   -   Intellectual Property
Schedule 8.1(f)   -   Borrower's Name(s)
Schedule 8.1(g)   -   Subsidiaries, Affiliates, Joint Venture and Partnerships
Schedule 8.1(h)   -   Capital Stock
Schedule 8.1(i)   -   Litigation
Schedule 8.1(o)   -   Indebtedness
Schedule 8.1(w)   -   Labour Matters
Schedule 9.2      -   Officer's  Compliance Certificate


1.3  ACCOUNTING TERMS AND DEFINITIONS

Unless otherwise defined or specified herein, all defined terms in Section 1.1 as used in this Agreement shall have the meanings set out in such paragraph, and all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the audited financial statements of the Borrower delivered to the Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained herein shall be made in accordance with GAAP as in effect on the Closing Date (unless and to the extent otherwise stipulated herein) and applied on a basis consistent in all material respects with the audited consolidated financial statements of the Borrower delivered to the Lender on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements of the Borrower delivered to the Lender on or before the Closing Date, the certificates required to be delivered pursuant to Section 9.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrower or upon the request of the Lender, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

1.4  CURRENCY CONVERSION

Whenever in this Agreement there is a need to convert Canadian dollars to U.S. dollars, or vice versa, or any other foreign currency, for the purpose of any valuation, calculation or determination (including the determination of an Equivalent for the purpose of expressing an amount in one currency as an amount in another currency), the rate of exchange to be used shall be the Bank of Canada noon spot rate (or any other rate to which the parties agree) on such day, and if that day is not a Business Day, on the immediately preceding Business Day.

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1.5  SUPPLEMENTS, RE-ENACTMENTS, ETC.

References herein to any document or legislation are, unless otherwise stated, to be construed as references to such document or legislation as amended, restated or supplemented from time to time and references to any enactment include re-enactments, amendments and extensions thereof.


                         ARTICLE 2 - TERMS OF THE LOAN

2.1 THE LOAN

Subject to the terms and conditions of this Agreement and the Other Agreements, absent the existence of a Default, the Lender agrees to loan to the Borrower in lawful money of Canada in the principal amount of Five Million Canadian Dollars (Cdn.$5,000,000) to or for the account of the Borrower on the Closing Date only (the "Loan"), in accordance with the terms of Section 5.1 hereof.

                          ARTICLE 3 - PAYMENT

3.1  MANDATORY PAYMENTS

     (a) Prior to the Maturity Date, the Borrower shall make monthly payments on account of the principal amount of the Loan as follows:

          (i) Commencing on the first day of December, 2006 to and including the first day of November, 2007, the monthly payment amount shall be $40,000, payable on the first day of each calendar month.

          (ii) Commencing on the first day of December, 2007 to and including the first day of November, 2008, the monthly payment amount shall be $60,000, payable on the first day of each calendar month.

          (iii) Commencing on the first day of December, 2008 to and including the first day of November, 2009, the monthly payment amount shall be $100,000, payable on the first day of each calendar month.

     (b) The Borrower shall pay in full to the Lender the outstanding principal amount of Loan, together with all accrued and unpaid interest thereon, on the earliest to occur of (a) the Maturity Date, (b) the Mandatory Repayment Date, and (c) the date of the acceleration of the Liabilities pursuant to Section 13.1 of this Agreement or pursuant to any Other Agreement.

     (c) If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

3.2  MANDATORY PREPAYMENTS OF LOAN

Unless otherwise agreed to in writing by the Lender, the Loan shall, at the request of the Lender, be repaid in full by the Borrower on the date (the "Mandatory Repayment Date") which is the earliest to occur of the following: (i) any other issuance of equity or debt securities by the Borrower, excluding shares issued on the conversion of the Borrower's outstanding Preferred Shares issued in connection with the Borrower's capital reorganization referred to in
Section 11.1(d) and options or warrants to issue shares to management of the Borrower; (ii) any material change in the capital structure of Borrower not permitted by this Agreement; or (iii) any Change of Control.

3.3      OPTIONAL PREPAYMENTS

Except as specifically set out in sections 3.1 and 3.2, the Borrower shall have no right to prepay any amount of the Loan without the prior written consent of the Lender prior to the second anniversary of the Closing Date (the "Second Anniversary Date"). Subject to the terms hereof, the Borrower shall be entitled after the Second Anniversary Date and prior to the Maturity Date to prepay the Loan in its entirety, whereupon all Liabilities shall become due and payable, provided that:

     (a) it gives no less than thirty (30) and no more than ninety (90) days' prior written notice to the Lender of the Borrower's intention to do so;

     (b)  it pays the Lender all Liabilities in immediately available funds; and

     (c) the Loan Prepayment Fee is paid concurrently with any prepayment of Loan as required by this Agreement.

For the purposes of this Agreement, "Loan Prepayment Fee" means, at any time, a non-refundable fee payable in cash in an amount equal to the interest payable at the rate specified in Section 4.1 hereto for a period of six months on the principal amount of the Loan being repaid at such time

3.4  GENERAL MATTERS

All payments made by the Borrower shall be made without set-off, recoupment or counterclaim. The Borrower hereby authorizes the Lender to request the Borrower's banking institutions to charge any of the Borrower's accounts to make any payments, whether of principal, interest or otherwise, required by this Agreement. The Loan shall, if requested by the Lender, in the Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to the Lender. However, if such Loans is not so evidenced, the Loan made by the Lender, including rates of interest, fees and other charges, may be evidenced by entries upon the books and records maintained by the Lender which books and records shall constitute conclusive evidence thereof in the absence of manifest error.

                     ARTICLE 4 - INTEREST, FEES AND CHARGES

4.1  RATE OF INTEREST.

Subject to Section 4.3, the principal amount of the Loan and other outstanding Liabilities shall bear interest from the Closing Date to the date paid and at a rate equal to twelve (12%) per cent per annum and such interest shall be payable in arrears in accordance with Section 4.2.

4.2  PAYMENT OF INTEREST.

The Borrower shall pay Lender all interest accrued on the principal amount of the Loan and the outstanding amount of other Liabilities monthly in arrears in cash on each Interest Payment Date.

4.3  DEFAULT RATE OF INTEREST.

Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loan and the other Liabilities shall bear interest at a rate per annum equal to eighteen (18%) per cent and such interest shall be calculated daily and compounded monthly and shall be payable on demand by the Lender.

4.4  COMPUTATION OF INTEREST AND FEES.

Interest hereunder shall be determined daily and compounded monthly not in advance, both before and after demand, default and judgment and shall be computed on the actual number of days elapsed over a year of three hundred and sixty-five (365) days. For the purpose of the INTEREST ACT (Canada) only, the yearly rates of interest to which the rates applicable to the Loan are equivalent are the rates so determined, multiplied by the actual number of days in the year divided by three hundred and sixty-five (365) or three hundred and sixty-six (366), as the case may be.

4.5  MAXIMUM INTEREST.

It is the intent of the parties that the rate of interest and the other charges to the Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest and other charges shall automatically be reduced with retroactive effect to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

4.6  CLOSING FEE.

The Borrower shall pay to the Lender a financing fee equal to $100,000, (of which $50,000 has already been paid to the Lender) which fee shall be fully earned, non-refundable and payable in full on the earlier of the dates of such payment and the Closing Date.

4.7  CLOSING EXPENSES.

The Borrower shall reimburse the Lender for all reasonable costs and expenses including, without limitation, consultant's fees and expenses, legal expenses and reasonable legal fees, incurred by the Lender in connection with the documentation and consummation of this transaction (whether or not this transaction is consummated) including, without limitation, security and other public record searches, lien filings, express mail or similar express or messenger delivery, due diligence costs and expenses, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by the Lender in seeking to collect any Liabilities and to administer and enforce any of their rights under this Agreement. The Borrower shall also pay all normal service charges with respect to accounts, if any, maintained by the Lender for the benefit of the Borrower. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by the Borrower to the Lender on demand and, until paid, shall bear interest at the Deemed Interest Rate.

4.8  INCREASED COSTS.

Notwithstanding any other provision herein, in the event that the introduction of or any change in any law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality or regulatory body:

     (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Other Agreements or the Loan, or changes the basis of taxation of payments to the Lender of principal, interest or any other amount payable hereunder (except for changes in the rate of tax imposed on the overall net income of the Lender); or

     (b) imposes, modifies, holds applicable any reserve, special deposit, compulsory loan or similar requirement against Property held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender;

and the result of any of the foregoing is to materially increase the cost to the Lender of agreeing to make, making, continuing or maintaining or participating in the Loan, or to materially reduce any amount receivable thereunder or to materially increase the withholding taxes payable then, in any such case, the Borrower shall pay the Lender, after demand by such Lender, any additional amounts necessary to compensate such Lender on an after-tax basis for such additional cost or reduced amount receivable or increased withholding taxes payable with respect to this Agreement or the Loan made hereunder;.

                        ARTICLE 5 - LOAN ADMINISTRATION

5.1  DISBURSEMENT OF LOAN.

The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of the Loan on the Closing Date in accordance with the terms of a written disbursement letter acceptable to the Lender from the Borrower.

5.2  Payments to Lender.

All payments to be made by Borrower to Lender hereunder shall be made to the Lender by wire transfer in accordance with wire instructions given by the Lender to Borrower from time to time.

                     ARTICLE 6 - TERMINATION AND REDUCTION

6.1  TERMINATION.

This Agreement shall be in effect from the date hereof until the Maturity Date unless the Liabilities become due and payable pursuant to Section 3.2 or ARTICLE 13 hereof in which case the Borrower shall immediately pay all of the Liabilities. If the due date of the Liabilities is accelerated pursuant to
Section 3.2 or ARTICLE 13 hereof or if the Borrower prepays the Loan in accordance with Section 3.3 hereof, this Agreement shall terminate on the date that all such Liabilities are paid in full. At such time as the Borrower has repaid all of the Liabilities and this Agreement has terminated:

     (a) the Borrower shall provide a release of any obligations and liabilities of the Lender, and their respective officers, directors, employees, agents, Affiliates and Subsidiaries, in form and substance satisfactory to the Lender, in its sole discretion; and

     (b) upon the Borrower's request, the Lender shall, at the Borrower's cost and expense, deliver to the Borrower a termination, discharge and release of all security in form and substance reasonably satisfactory to the Borrower.

6.2  CONTINUING LIABILITIES.

Nothing in Section 6.1 shall effect any liabilities and obligations of the Borrower set out in this Agreement or the Other Agreements which are stated to survive payment of the Liabilities and termination of this Agreement or the Other Agreements, as the case may be.

                  ARTICLE 7 - SECURITY INTEREST AND COLLATERAL

7.1  SECURITY INTEREST TO THE LENDER.

Without limiting any other provision hereof or of the Other Agreements, as security for all of the Liabilities, including without limitation the payment of Loan and all other amounts now or in the future advanced by the Lender to the Borrower hereunder, the Borrower does hereby grant to the Lender, and on the date of making the Loan the Lender shall continue to hold, a continuing (subject only to Permitted Liens) and perfected and duly registered security interest (the "Security Interest") in, Lien on and assignment of all of the undertaking and Property of the Borrower, whether now or hereafter owned, existing, acquired or arising, tangible or intangible, real or personal, movable or immovable and wherever now or hereafter located, including, without limitation:

     (a)  all Accounts of the Borrower;

     (b) all Chattel Paper, Instruments, Documents of Title and Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification) of the Borrower;

     (c)  all Inventory of the Borrower;

     (d) all Goods (other than Inventory) including Equipment, vehicles and fixtures of the Borrower;

     (e) all deposits and cash and any other property of the Borrower now or hereafter in the possession, custody or control of the Lender or any agent or any parent, Affiliate or Subsidiary of the Lender or any participant with the Lender in the Loan for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise);

     (f) all real, immovable and leasehold property of the Borrower and all easements, rights-of-ways, privileges, benefits, licences, improvements and rights of the Borrower whether connected therewith or appurtenant thereto or separately owned or held, including without limitation, all structures, plants and other fixtures now owned or hereafter owned or acquired; and

     (g) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of the Borrower's books and records relating to any of the foregoing and to the Borrower's business.

7.2  PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

The Borrower shall, at the Lender's request and at the Borrower's expense, at any time and from time to time, execute and deliver to the Lender such financing statements, documents and other agreements and instruments (and the Borrower shall pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by the Lender) and do such other acts and things as the Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favour of the Lender (free and clear of all other Liens except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral, the Borrower irrevocably hereby makes, constitutes and appoints the Lender (and all Persons designated by such Lender for that purpose) as the Borrower's true and lawful attorney and agent to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect the Security Interest of the Lender or such Lender in the Collateral to the extent that the Borrower does not do so after request by the Lender or such Lender or after an Event of Default.

7.3  POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until an Event of Default has occurred, the Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of the Borrower's business, to:

     (a) sell or furnish under contracts of supply or service any of the Borrower's Inventory normally held by the Borrower for any such purpose; and

     (b) use and consume any raw materials, work in process or other materials normally held by the Borrower for such purpose;

provided however that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by the Borrower, or a transfer, sale or other disposition to any Parent, Subsidiary, Affiliate or shareholder of the Borrower, or to any other Person in whom the Borrower holds any interest or any other related party, which is at a price or on terms more favourable to the recipient than would be given to an unrelated party.

7.4  COLLECTIONS.

     (a) The Lender may, at any time and from time to time after the occurrence of an Event of Default which is continuing, in addition to the remedies set out in Section 13.1, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities:

          (i) enforce collection of any of the Borrower's Accounts or contract rights by suit or otherwise;

          (ii) exercise all of the Borrower's rights and remedies with respect to proceedings brought to collect any of the Borrower's Accounts;

          (iii) surrender, release or exchange all or any part of any Accounts of the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

          (iv) sell or assign any Account of the Borrower upon such terms, for such amount and at such time or times as the Lender deems advisable;

          (v) prepare, file and sign any of the Borrower's names on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of the Borrower; and

          (vi) do all other acts and things which are necessary, in the Lender's sole discretion, to fulfil the Borrower's obligations under this Agreement and the Other Agreements and to allow the Lender to collect the Accounts. In addition to any other provision hereof, the Lender may at any time on or after the occurrence of an Event of Default which is continuing, at the Borrower's expense, notify any parties obligated on any of the Accounts of the Borrower to make payment directly to the Lender of any amounts due or to become due thereunder.

     (b) The Lender shall, upon receipt by it of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as the Lender shall determine in its sole discretion, subject to the terms of this Agreement.

     (c) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of the Borrower under this Agreement or the Other Agreements or any Default, at any time or times hereafter, the Lender may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, hypothec, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by the Lender in respect thereof and all costs, fees and expenses (including, without limitation, reasonable legal fees and disbursements (on a solicitor-client basis) for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by the Lender shall constitute Liabilities, payable by the Borrower on demand and, until paid, shall bear interest at the Deemed Interest Rate.

     (d) Immediately upon the Borrower's receipt of any portion of the Collateral consisting of an Instrument, Document of Title or Chattel Paper, the Borrower shall, at the Lender's request, deliver the original thereof to the Lender together with an appropriate endorsement or other specific evidence of assignment thereof to the Lender (in form and substance acceptable to the Lender). If an endorsement or assignment of any such items shall not be made for any reason, the Lender is hereby irrevocably authorized, as the attorney and agent of the Borrower, to endorse or assign the same on such Person's behalf.

7.5 ATTACHMENT.

The Borrower acknowledges and agrees that (i) value has been given, (ii) the Borrower has rights in the Collateral, and (iii) the Security Interest shall attach to existing Collateral upon execution of this Agreement by the Borrower and to each item of after-acquired Collateral at the time that the Borrower acquires any rights therein.

7.6  EXCEPTION RE LEASEHOLD INTERESTS AND CONTRACTUAL RIGHTS.

The last day of the term of any lease, sublease or agreement therefore is specifically excepted from the Security Interest, but the Borrower agrees to stand possessed of such last day in trust for any Person acquiring such interest of the Borrower. To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement, right, licence or permit to which the Borrower is a party, the Security Interest shall not attach thereto, but the Borrower shall hold its interest therein in trust for the Lender, and the Security Interest shall attach to such agreement, right, license or permit forthwith upon obtaining the consent of the other party thereto.

                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

8.1 REPRESENTATIONS AND WARRANTIES.

The Borrower hereby makes the following representations, warranties and covenants:

     (a) each Obligor is duly incorporated, organized and in good standing in its jurisdiction of organization and is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its Property makes such qualification necessary (except for such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect) and has all requisite power and authority to own or lease its property and to carry on its business.

     (b) each Obligor has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its respective obligations hereunder and thereunder; each Obligor's execution, delivery and performance of this Agreement and the Other Agreements to which it is a party does not and shall not:

          (i) conflict with, or constitute a violation or breach of or constitute a default under the provisions of any statute, law, regulation, ordinance, judgment or rule of law;

          (ii) conflict with, or constitute a violation or breach of or constitute a default, except where such conflict, violation, breach or default would not have a Material Adverse Effect, under any mortgage, indenture, lease, Lien, instrument, agreement, contract or other document which may now or hereafter be binding on such Obligor; or

          (iii) conflict with, or constitute a violation or breach of or constitute a default under the certificate or articles of incorporation, amendment, continuation or amalgamation, by-laws, resolutions or similar documents of such Obligor, any shareholders' agreement affecting such Obligor or its property (or declaration having like effect); and such Obligor's execution, delivery and performance of this Agreement and the Other Agreements to which it is a party shall not result in the imposition of any Lien upon any of its property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Obligor or any of their property may be bound or affected other than pursuant to the Security Agreement;

     (c) this Agreement and the Other Agreements to which each Obligor is a party are legal, valid and binding obligations of each such Obligor, and are enforceable against each such Obligor, as the case may be, in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and general equitable principles;

     (d) each of the Obligors has obtained and holds all applicable licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect, and each of the Obligors is and shall remain in compliance in all material respects with all applicable federal, provincial, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which could have a Material Adverse Effect;

     (e) each of the Obligors possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it, details of all of which are described on Schedule 8.1(e);

     (f) each of the Obligors' current and prior names, tradenames and division names are described on Schedule 8.1(f); the Borrower shall notify the Lender in writing at least thirty (30) days prior to the change of any Obligors' name or the use of any tradenames or division names not previously disclosed to the Lender in writing;

     (g) Schedule 8.1(g) is a correct and complete list of all Affiliates and divisions of the Borrower setting out the relationships to the Borrower. Except as disclosed on Schedule 8.1(g), neither the Borrower nor such Affiliates and divisions are engaged in any joint venture or partnership with any other Person, and Schedule 8.1(g) provides a correct description of all such partnerships and joint ventures;

     (h) The authorized and issued capital stock of each of the Obligors and the registered and beneficial holders thereof are correctly and completely described in Schedule 8.1(h);

     (i) except as described in Schedule 8.1(i), to the best of the Borrower's knowledge after due inquiry, there are no actions, suits, counterclaims or proceedings which are pending or threatened against any Obligor which are likely to be adversely determined and if adversely determined would have a Material Adverse Effect, and the Borrower shall, promptly, upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to the Lender;

     (j) to the best of the Borrower's knowledge after due inquiry none of the Obligors is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does the Borrower know of any dispute regarding any contract, lease or commitment which is material to its continued financial success and well-being. Without limiting the generality of the foregoing, none of the Obligors is in arrears in respect of any material lease, rental or other payment due under any real (or immovable) property lease or to any warehousemen, bailee or similar Person;

     (k) the provisions of the Security Agreement creates legal and valid Liens on all of the Collateral in favour of the Lender and, when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken by or on behalf of the Lender, such Liens will constitute perfected, duly registered, and continuing Liens on all the Collateral having priority over all other Liens on the Collateral (except Permitted Liens) and all claims of other creditors, securing all of the Liabilities and enforceable against the Obligors and all third parties in accordance with their terms;

     (l) no security agreement, financing statement or analogous instrument exists as at the Closing Date with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

     (m) each of the Obligors is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by it, free from all Liens, whether voluntarily or involuntarily created and whether or not perfected, other than Permitted Liens;

     (n) the financial statements delivered or to be delivered to the Lender at or prior to the date of this Agreement accurately reflect the financial condition of the Obligors and since the date such financial statements were most recently delivered to the Lender prior to the date of this Agreement, no event or condition has occurred which would have, a Material Adverse Effect;

     (o) the Borrower is not obligated, whether directly or indirectly, for any loans or other indebtedness or liability (contingent or otherwise) other than:

          (i)  the Liabilities;

          (ii) the GEIPP Loan;

          (iii) the indebtedness disclosed to the Lender on Schedule 8.1(o);

          (iv) unsecured indebtedness to trade creditors arising in the ordinary course of the Borrower's business;

          (v) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of the Borrower's business; and

          (vi) other indebtedness permitted under Section 10.1(k);

          No Obligor is in arrears in payment of any amount to any governmental body or agency including, without limitation, amounts owing or to be remitted with respect to employee withholdings for income tax, unemployment insurance contributions, Canada Pension Plan, goods and services tax or provincial sales taxes.

     (p) each Obligor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business; each Obligor now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements to which it is a party or by completion of the transactions contemplated hereunder or thereunder including, without limitation, the making and incurring of the Loan;

     (q) no Obligor owns any margin securities, and none of the proceeds of the Loan hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities;

     (r) the offices where each Obligor keeps its respective books, records and accounts (or copies thereof) concerning the Collateral, each Obligor's principal place of business and all of the Obligors' other places of business, locations of Collateral and post office boxes are as set forth in Schedule 1.1(2). The Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise the Lender in writing of the proposed opening of any new place of business of any Obligor, the closing of any existing place of business of any Obligor, any change in the location of any Obligors' books, records and accounts (or copies thereof) or the opening or closing of any post office box of any Obligor;

     (s) the Collateral is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Schedule 1.1(2); Schedule 1.1(2) hereto contains a correct and complete list of all real or immovable property owned by the Obligors, all leases and subleases of real or immovable property by the Obligors, as lessee or sublessee, and all leases and subleases of real or immovable property by the Obligors as lessor or sublessor; and each of such leases or subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Obligor, or to the knowledge of the Borrower, by any other party to such leases or subleases exists;

     (t) if any of the Collateral consists of goods of a type normally used in more than one jurisdiction, whether or not actually so used, the Borrower shall immediately give written notice to the Lender of any use of any such goods in any jurisdiction other than a jurisdiction in which the Borrower has previously advised the Lender such goods shall be used, and such goods shall not, unless the Lender shall otherwise consent in writing, be used outside of such jurisdiction so advised;

     (u) each Obligor has complied in all material respects with all Environmental Laws applicable to the construction and operation of its Properties and businesses; to the best of the Borrower's knowledge, no Obligor has any material contingent liability with respect to non-compliance with Environmental Laws or the generation, handling, use, storage, or disposal of hazardous or toxic wastes or substances; no Obligor has received any Action Request, Violation Notice, summons, complaint, order or other notice that it is not in compliance with, or that any governmental or regulatory authority is investigating its compliance with, Environmental Laws; and without limiting the generality of the foregoing:

          (i) the Borrower has no knowledge or reason to believe that operations or any Property of or occupied by any Obligor or in any Obligor's charge, management or control are not in compliance in all material respects with all applicable Environmental Laws and each of its Properties is free:

               A. from contamination by, and there has not been thereon a release, discharge or emission of, any hazardous substance, gas or liquid or any other substance, gas or liquid which is prohibited, controlled or regulated under any Environmental Law; and

               B. of underground storage tanks, land fills, land disposals and dumps;

          (ii) no Obligor, nor to the best of the Borrower's knowledge after due inquiry, any predecessor of any Obligor, has filed any notice, or received notice, under any federal, provincial, state or local law, including any Environmental Law, indicating past or present treatment, storage or disposal of a Material of Environmental Concern or reporting a spill or release of a Material of Environmental Concern into the environment;

          (iii) no Obligor has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any Material of Environmental Concern;

          (iv) no Obligor generates, transports, treats or disposes of any Material of Environmental Concern in any manner which is not in compliance in all material respects with all applicable Environmental Laws; and

          (v) to the best of the Borrower's knowledge, after due inquiry, no Person has disposed of any Material of Environmental Concern by placing it in or on the ground of any Obligor's real properties or premises leased by any Obligor;

     (v)  with respect to each Obligor's Equipment:

          (i) such Obligor has good and indefeasible and merchantable title to and ownership of all Equipment free and clear of all Liens except for Permitted Liens; such Obligor shall keep and maintain its Equipment in good operating condition and repair;

          (ii) such Obligor has not permitted and the Borrower shall not permit any Equipment to become a fixture to real or immovable property or an accession to other personal or immovable property, except to the extent that any such item has become a fixture to real or immovable property or an accession to other personal or movable property by operation of law without first assuring that the Lender's Liens on any such item is prior to any interest or Lien then held or thereafter acquired by any mortgagee or hypothecary creditor of such real or immovable property (other than the the Lender) or the owner or purchaser of any interest in such real or immovable property or the owner or purchaser of any such accession;

     (w) except as provided on Schedule 8.1(w), there is no collective bargaining agreement or other labour contract covering employees of any Obligor;

          (i) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labour practice claims, or other material labour dispute against or affecting any Obligor or its employees;

          (ii) there are no controversies pending or threatened between each Obligor and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Obligor; and

          (iii) each Obligor is in compliance in all material respects with all federal, provincial, state and local laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

     (x) no Obligor is now or in the past has been bound by or party to any Plans and no Obligor has ceased to participate (in whole or in part) as a participating employer in any Plan which is a registered pension plan or withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal;

     (y) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the applicable Obligor's books and records;

     (z) each Obligor has filed all tax returns and other reports which it was required by law to file on or prior to the date hereof, and has paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its Property, income or franchise, that are due and payable. Each income tax return was accurate in all material respects;

     (aa) since August 31, 2004 no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect;

     (bb) no Default has occurred and is continuing;

     (cc) all written information now, heretofore or hereafter furnished by either Obligor to the Lender is and shall be true, correct and complete in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions); and

     (dd) none of the foregoing representations and warranties and no document furnished by or on behalf of any Obligor to the Lender in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective lender seeking full information as to the Obligors and each of their properties, businesses and affairs.

8.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The Borrower represents, warrants and covenants that all representations, warranties and covenants of the Borrower contained in this Agreement (whether appearing in ARTICLE 8 and ARTICLE 10 hereof or elsewhere) shall be true, correct and complete at the time of the Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall, except for representations and warranties that relate solely to an earlier date, remain true, correct and complete until the repayment in full of all of the Liabilities and termination of this Agreement.

                       ARTICLE 9 - SCHEDULES AND REPORTS

9.1  FINANCIAL INFORMATION.

The Borrower shall deliver to the Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied:

     (a) no later than twenty (20) days after the end of each calendar month, copies of internally prepared financial statements of the Borrower, on a monthly and year-to-date basis including, without limitation, balance sheets and statements of income, retained earnings and cash flow of the Borrower, in each case (after the first year of this Agreement) with comparisons to the prior year and to the budget, consolidated and non-consolidated, certified by the chief financial officer of the Borrower;

     (b) no later than forty-five (45) days after the end of each calendar quarter, copies of internally prepared financial statements of the Borrower, on a quarterly and year-to-date basis including, without limitation, balance sheets and statements of income, retained earnings and cash flow of the Borrower, in each case with comparisons to the prior year and to the budget, consolidated and non-consolidated, certified by the chief financial officer of the Borrower;

     (c) no later than ninety (90) days after the end of the Borrower's fiscal year, annual consolidated financial statements of the Borrower audited by independent chartered accountants selected by the Borrower, satisfactory to the Lender, and including such accountants' report thereon to management if such is made; and

     (d) no later than thirty (30) days prior to the fiscal year end of the Borrower in each year, an annual monthly budget for the Borrower, for the succeeding year, including cash flow projections, projected income statements and balance sheet, in all cases with detail satisfactory to the Lender.

9.2  COMPLIANCE CERTIFICATE.

With each financial statement delivered pursuant to Section 9.1, the Borrower shall deliver to the Lender a certificate substantially in the form of Schedule
9.2 hereto, of the president and chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Section 10.1 during the period covered in such financial statements and as at the end thereof and stating that, except as explained in reasonable detail in such certificate:

     (a) all of the representations and warranties of the Borrower contained in this Agreement and of the Obligors in the Other Agreements are true, correct and complete as of the date of such certificate as if made at such time;

     (b) at the date of such certificate, the Borrower is in compliance with all of its covenants and agreements in this Agreement and the Other Agreements; and

     (c) no Default then exists or existed during the period covered by such financial statements.

If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto. If an auditor, regulator or third party consultant has issued a management letter or other communication, the Borrower shall concurrently provide a copy to the Lender.

9.3  OTHER MATTERS.

At such times as may be requested by the Lender from time to time hereafter, the Borrower shall deliver to the Lender (i) such additional schedules, certificates, reports and information with respect to the Collateral as the Lender may from time to time reasonably require and (ii) a collateral assignment of any or all items of Collateral to the Lender or as the Lender shall direct. All schedules, certificates, reports and assignments and other items delivered by the Borrower to the Lender hereunder shall be executed by an authorized representative of the Borrower, and shall be in such form and contain such information as the Lender shall in its sole discretion request. The Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in the Lender's name, in the name of a nominee of the Lender or in the Borrower's name, to verify the validity, amount or any other matter relating to any of the Borrower's Accounts, by mail, telephone, telegraph or otherwise. The Borrower shall reimburse the Lender, on demand, for all reasonable receipted costs, fees and expenses incurred by the Lender in this regard.

                             ARTICLE 10 - COVENANTS

10.1 COVENANTS.

Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless the Borrower obtains the prior written consent of the Lender waiving or modifying any covenants hereunder in any specific instance, the Borrower covenants and agrees as follows:

     (a) each Obligor shall at all times keep accurate and complete books, records and accounts with respect to all of its business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on
          Schedule 1.1(2);

     (b) the Borrower shall advise the Lender in writing of any Material Adverse Effect or the occurrence of any Default within one day of its becoming aware of such Material Adverse Effect or Default;

     (c) the Lender or any Persons designated by the Lender, shall have the right, on prior notice at any reasonable time (and at any time without the need for prior notice when the Lender has reasonable grounds for believing that a Default exists), including, without limitation, to call at any of the Obligor's places of business or at any warehouse, storage facility or other location where property of any Obligor may be located at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from the Obligors' books, records, journals, orders, receipts and any correspondence and other data relating to the Obligors' business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning the Obligors' business as the Lender may consider reasonable under the circumstances. The Borrower shall furnish to the Lender such information relevant to the Lender's rights under this Agreement (including without limitation information on sales, receivables, collections, accounts payable and inventory aging) as the Lender shall at any time and from time to time, in its sole discretion, request. The Lender is authorized to discuss the affairs, finances and business of the Obligors with any officers or directors of the Obligors or any Affiliate of the Obligors, or with those employees of the Obligor with whom the Lender has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of the Obligor with the independent chartered accountants of each Obligor. Any such discussions shall be without liability to the Lender or to such accountants. The Borrower shall pay to or reimburse the Lender for all reasonable fees, costs, and out-of-pocket expenses incurred by the Lender in the exercise of their rights hereunder and all of such costs, fees and expenses shall be payable on demand and, until paid, shall bear interest at the Deemed Interest Rate.

     (d) Each Obligor shall keep the Collateral properly housed and insured against such risks (including, without limitation, business interruption) and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of the Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to the Lender. Originals or certified copies of such policies of insurance have been delivered to the Lender together with evidence of payment of all premiums therefor, and contain, INTER ALIA, an endorsement, in form and substance acceptable to the Lender, showing loss under such insurance policies payable to the Lender as its interest may appear. Such endorsement, the other terms of the said policies, or an independent instrument furnished to the Lender, shall provide that the insurance company shall give the Lender at least thirty (30) days' prior written notice before any such policy of insurance is altered or cancelled and includes a standard mortgage clause providing, INTER ALIA, that no act, whether wilful or negligent, or default of the Borrower or any other Person shall affect the right of the Lender to recover under such policy of insurance in case of loss or damage. All insurers are directed and shall be directed under such policies of insurance to pay all proceeds payable thereunder directly to the Lender to apply to the Liabilities as the Lender elects in its sole discretion. So long as no Event of Default has occurred, the Lender shall pay any such proceeds received to the Borrower on the Borrower's request only if such proceeds are used by the Borrower to repair or replace lost or damaged property of an Obligor as approved by the Lender. The Lender (and all officers, employees or agents designated by the Lender) is irrevocably made, constituted and appointed as the Borrower's true and lawful attorney (and agent) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the names of any Obligor on any cheque, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided however that the Lender shall exercise such rights only upon and following and during the occurrence of an Event of Default;

     (e) each Obligor shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Obligor with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to the Lender and originals or certified copies of such policies have been delivered to the Lender together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Lender as additional insured thereunder and providing that the insurance company shall give the Lender at least thirty (30) days' written notice before any such policy shall be altered or cancelled;

     (f) if any Obligor at any time or times hereafter fails to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Lender, in its sole discretion, deems advisable. All sums disbursed by the Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable legal fees and disbursements (on a solicitor-client basis), shall constitute Liabilities hereunder and, until paid, shall bear interest at the Deemed Interest Rate;

     (g) no Obligor shall use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws; the Obligors shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; no Obligor shall permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; no Obligor shall sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; no Obligor shall secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Schedule 1.1(2), except for the removal of the Obligors' Inventory sold in the ordinary course of the Obligors' business as permitted herein, the removal of motor vehicles in the ordinary course of business, and the removal of the Obligors' Equipment if the purpose of such removal or sales permitted hereunder is the repair or replacement of any such Equipment which requires repair;

     (h) the Loan will be used by the Borrower only in the financing of additional Borrower locations and in the refurbishing of existing locations and to pay the costs, fees, disbursements and expenses (and taxes on them) in connection with this Agreement and the Other Agreements;

     (i) each Obligor shall, at the request of the Lender, acting reasonably, indicate on its records concerning the Collateral a notation, in form satisfactory to the Lender, of the Security Interest granted to the Lender by the Security Agreements, and no Obligor shall maintain duplicates or copies of such records at any address other than the Borrower's principal places of business set forth on Schedule 1.1(2); provided, however, that the Obligors, in the ordinary course of their businesses, may furnish copies of such records to accountants, legal counsel and other agents or advisors as they may reasonably determine to be necessary or desirable;

     (j) each Obligor shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, provincial, state or municipal agencies; provided that an Obligor shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as:

          (i) the amount so contested is shown on such Obligor's (and the Borrower's consolidated) financial statements;

          (ii) the contesting of any such payment does not give rise to a Lien for taxes or, if such contesting does give rise to a Lien for taxes, a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on such Obligor's (and the Borrower's consolidated) financial statements and a stay of enforcement of such Lien is in effect; and

         (iii) upon the occurrence of an Event of Default, the Borrower keeps on deposit with the Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of the Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon.

               If such Obligor fails to prosecute such contest with reasonable diligence, the Lender may apply the money so deposited in payment of such taxes. If such Obligor fails to pay any such taxes, in the absence of any such contest by such Obligor, the Lender, in its sole discretion, may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by the Lender shall constitute Liabilities hereunder, shall be payable by the Borrower to the Lender on demand, and, until paid, shall bear interest at the Deemed Interest Rate;

     (k)  no Obligor shall without the prior written consent of the Lender:

          (i) incur, create, assume or suffer to exist any Funded Debt, Current Debt or other indebtedness other than:

               A.   indebtedness arising under this Agreement;

               B. unsecured indebtedness owing in the ordinary course of business to trade suppliers;

               C. any other indebtedness described in Schedule 8.1(o) hereof, subject to all other applicable limitations set out in this Agreement;

               D. any indebtedness permitted under subsection (v) of the definition of "Permitted Liens", subject to all other applicable limitations set out in this Agreement and without duplicating Section 10.1(k)(i)(C);

               E. capital lease obligations in an aggregate amount not to exceed Fifty Thousand Canadian Dollars per annum (Cdn. $50,000); and

               F.   indebtedness not falling into subsections 10.1(k)(A) through
                    (e), above the aggregate outstanding principal amount of which does not exceed ten thousand Canadian dollars (Cdn. $10,000).

          (ii) except where the Lender have given its prior written approval, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

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     (l)  no Obligor shall, in one or a series of transactions, carry on business with or through any other Person, enter into any partnership, joint-venture, co-venture or other combination, enter into any merger, amalgamation, reorganization or consolidation, or sell, lease or otherwise dispose of all or any part of its Property, except sales of Equipment as permitted hereunder or sales of Inventory in the ordinary course of business or as otherwise expressly permitted hereby, or wind-up, liquidate, dissolve or cease to carry on business or agree to do any of the foregoing; no Obligor shall create any new subsidiary or; except for management stock options issued on terms satisfactory to the Lender, no Obligor shall issue any shares or warrants or other rights to receive or purchase any shares of any class of its stock; no Obligor shall enter into any transaction outside the ordinary course of its business and no Obligor shall engage, directly or indirectly, in any line of business other than the businesses in which it is engaged on the Closing Date;

     (m) the Borrower shall not and shall not permit any Obligor to, without the prior written consent of the Lender, make any distribution of funds or property, including without limitation, the declaration or payment of any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retirement of any shares of any class of its stock or make any payment on account of, or set apart Property for the repurchase, redemption, defeasance or retirement of, any class of its stock, or pay any amount to any of its officers, directors or employees by way of fees, directors fees, dividends or otherwise (except for employment remuneration in the normal course of business and subject to the provisions hereof) (any of which, a "Distribution");

     (n) no Obligor shall make any loans to, or investments in any Person, whether in cash, securities or other property of any kind, other than
          (i) investments that are direct obligations of the governments of Canada or the U.S. or any instrumentality thereof and, pledged and delivered to the Lender pursuant to documentation satisfactory to the Lender in its sole discretion, and (ii) loans to, or investments in Affiliates, provided the same are on an arm's length basis and approved by the Lender, subject in each case to the limitation that no such loan or investment shall be made if a Default has occurred or is continuing or would result therefrom;

     (o) no Obligor shall amend its organizational documents or change its fiscal year, without the prior written consent of the Lender;

     (p) the Borrower shall hold quarterly meetings between the management of the Borrower and the Lender at the times and places reasonably requested by the Lender in order to review the Borrower's operations, financial results, non arms length transactions and strategic results;

     (q) the Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP:

          (i) THIRD PARTY DEBT/CONSOLIDATED EBITDA RATIO. The Borrower shall not permit the Third Party Debt/Consolidated EBITDA Ratio as at the end of any fiscal month (for the then preceding twelve (12) month period) to exceed 2.5:1;

          (ii) THIRD PARTY DEBT/CONSOLIDATED TOTAL CAPITAL CAPITALIZATION RATIO:
               The Borrower shall at all times maintain its Third Party Debt/Consolidated Total Capital Capitalization Ratio at an amount not to exceed 40%;

         (iii) THIRD PARTY FIXED CHARGES COVERAGE: The Borrower shall at all times maintain its cash and cash equivalents at an amount equal to or greater than its Third Party Fixed Charges for the immediately following six month period;

          (iv) CAPITAL EXPENDITURES: Except with the prior written consent of the Lender, the Borrower shall not, during any fiscal year, make Capital Expenditures which exceed, on an individual basis, one hundred thousand dollars ($100,000) and, on a consolidated basis (and when combined with all capital lease obligations referred to under Section 10.1(k)(F)), an aggregate amount of more than three hundred thousand dollars ($300,000) annually; provided that the aggregate capital expenditures included in the Borrower's annual budget as approved by the Lender from time to time shall be excluded from the calculations required by this section 10.1(q)(iv);

     (r) the Borrower shall not permit, at any time (i) the Tangible Assets of the Obligors to comprise less than 95% of the consolidated Tangible Assets of the Borrower and its Consolidated Subsidiaries, or (ii) the Revenue of the Obligors to comprise less than 95% of the consolidated Revenue of the Borrower and its Consolidated Subsidiaries, in each case measured on a trailing 12 month basis;

     (s) each Obligor shall maintain its corporate existence and its qualifications and good standing in all jurisdictions necessary to conduct its business and own its Property, shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its businesses and own its Properties, and shall properly maintain all of its books, records and accounts in accordance with GAAP;

     (t) each Obligor shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it, and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement or document to which it is a party or by which it is bound;

     (u) each Obligor shall in all material respects conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of Materials of Environmental Concern; each Obligor shall take prompt and appropriate action to respond to any non-compliance or alleged non-compliance with Environmental Laws and each Obligor shall promptly and regularly report to the Lender on such non-compliance or alleged non-compliance and its response ;

     (v) each of the Obligors' Plans shall, at all times, be duly registered, established, qualified, administered and invested in all material respects in compliance with all applicable laws (including regulations, orders and directives and administrative requirements of the applicable pension regulators), and the terms of the Plans and any agreements relating thereto. Without limiting the foregoing, each Obligor shall ensure that:

          (i) except as disclosed in Schedule 8.1(x), each Obligor's Plans (including any Plan to be established and administered by an Obligor) is fully funded, on an ongoing basis, in accordance with the terms of such Plan, all applicable laws (including regulations, orders, directives and administrative requirements of the applicable pension regulators) and commonly accepted actuarial principles and there are no solvency deficiencies respecting any of such Plans. Each Obligor shall make such contributions to its Plans and in such manner as required by the terms of the Plans, actuarial valuations and all applicable laws (including regulations, orders, directives and administrative requirements of the applicable pension regulators) to maintain the fully funded status of its Plans on an ongoing and winding-up basis;

          (ii) all amounts required to be paid by it are paid when due; and

         (iii) no liability upon it or Lien on any of its Property arises or exists in respect of any Plan;

     (w) no Obligor shall enter into any transaction which materially and adversely affects the Collateral or any Obligor's ability to repay the Liabilities, or the Borrower's ability to perform its obligations under this Agreement and the Other Agreements, or otherwise causes, permits or suffers to occur or continue any material adverse change in the Borrower's condition (financial or otherwise), its ability to perform its obligations hereunder or in the Collateral;

     (x) no Obligor shall (A) create, incur or assume any Lien on any Property now owned or hereafter acquired by it, except Permitted Liens or (B) permit to exist any Lien on any Property now owned or hereafter acquired by it, except Permitted Liens;

     (y) the Obligors shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and such additional instruments of security, and shall take or cause to be taken, or do or cause to be done, such actions and things, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the Other Agreements, and in order to better register, perfect and protect the priority over all other Liens of the security interests and hypothecs granted by the Obligors to the Lender;

     (z)  each Obligor shall deliver to the Lender:

          (i) subject to Section 10.1(z)(ii), no later than seven (7) days after the receipt of a notice of non-compliance, violation or contravention from any governmental or regulatory authority with respect to the activities carried on by such Obligor or as to any other matter whatsoever, a copy of the notice and a written action plan to remedy same; and

          (ii) immediately after becoming aware thereof, notice to the Lender of any violation or alleged violation by any Obligor of Environmental Laws; or, immediately upon its receipt thereof, any Action Request, Violation Notice or any other notice that such Obligor receives from a governmental or regulatory authority asserting that such Obligor is or may not be in compliance with Environmental Laws or that its compliance is being investigated; or, immediately upon becoming aware of same, any violation of any Environmental Law that such Obligor reports in writing or is required to report under any Environmental Law in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency or other governmental or regulatory authority.

     (aa) no Obligor shall enter into, or agree to enter into, or permit any of its Subsidiaries to enter into or agree to enter into any transaction or series of transactions to acquire any capital stock (or other equity instruments or rights) from any Person;

     (bb) no Obligor shall, without the prior written consent of the Lender, enter into any contract or arrangement with any Person that is not at arm's length to such Obligor;

     (cc) no Obligor shall, without the prior written consent of the Lender, change its auditors; and

                       ARTICLE 11 - CONDITIONS PRECEDENT

11.1 CONDITIONS PRECEDENT TO DRAWDOWN.

The obligations of the Lender to fund the Loan is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

     (a) The Lender shall have received on or before the Closing Date (in sufficient number as the Lender shall require), and shall continue to hold, in form and substance satisfactory to it in its absolute discretion, the following, duly executed by each party thereto:

          (i)  this Agreement;

          (ii) certified copies of the articles of incorporation of each Obligor, its borrowing by-laws and resolutions of its board of directors authorizing the execution, delivery and performance of (as the case may be) this Agreement and the Other Agreements to which it is a party;

          (iii) a certificate of a senior officer of the Borrower stating that
               (A) since August 31, 2004, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect;
               (B) all representations and warranties made by the Borrower and the other Obligors in this Agreement and the Other Agreements are true, correct and complete as if made on the Closing Date; (C) all covenants and other obligations of the Borrower in this Agreement and the Other Agreements required to be complied with by the Closing Date have been complied with in full, including, without limitation, compliance with financial covenants; and (D) no Default has occurred and is continuing, in each case after giving effect to the advance of the Loan;

          (iv) a general security agreement creating a security interest in all present and after-acquired property of the Obligors in favour of the Lender;

          (v) the Inter-Shareholder Agreement to be made between the Company, the Lender, General Electric Investment Private Placement Partners II, Richard Bryant, Peter Laurie and Roger Sexton;

          (vi) an assignment of all life insurance policies held by the Borrower on the lives of Rick Bryant and Peter Laurie;

         (vii) the favourable opinions of the Obligors' counsel, addressed to the Lender and its counsel, such opinions to speak to such matters as the status and formation of the Obligors and qualification to carry on business in each jurisdiction where each does so, the due authorization, execution, delivery and enforceability of this Agreement and all Other Agreements, the making of all filings and recordings necessary or appropriate in all jurisdictions in respect of the security interests and hypothecs granted to the Lender; and

          (viii) the Lender's customary agreements and all documents, instruments, financial statements, consents, evidences of corporate authority, certificates, insurance certificates, opinions of legal counsel and such other writings and agreements to confirm and effectuate the lending transactions and the matters referred to herein as may be required by the Lender and their counsel, all duly executed and/or delivered by the Obligors or such other Person as may be required in the circumstances.

     (b) Completion by the Lender of their review of, and satisfaction on its part, in its sole discretion, with:

          (i) the financial statements of the Borrower (including predecessor entities of the Borrower) and management prepared interim financial statements as at August 31, 2004; and

          (ii) Borrower prepared profit and loss and cash flow projections on a month-by-month basis for the first year after the Closing Date and on an annual basis for the second and third years after the Closing Date.

     (c) Since August 31, 2004 no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect as determined by the Lender in its sole discretion. No material adverse change in the Lender's understanding of the facts and information presented to it by the Borrower or others on the Borrower's behalf has occurred and no material litigation or claims (in the sole judgment of the Lender) with respect to any aspect of the Obligors' business or Property shall have occurred, or shall be pending or threatened, that could or would affect the ability of the Obligors to perform their respective obligations under this Agreement and the Other Agreements contemplated hereby.

     (d) Evidence satisfactory to the Lender of the Borrower's debt and share capital reflecting the completion of the capital restructuring plans previously communicated to the Lender by the Borrower.

     (e) The Lender shall have received payment in full of all reasonable fees and expenses payable to it by the Borrower on or before the Closing Date and the Borrower shall have paid all reasonable fees and expenses of counsel to the Lender, and all reasonable fees and expenses of local counsel.

     (f) The Lender shall have reviewed and shall be satisfied, acting reasonably, with the terms of the agreements and arrangements relating to the Subordinated Loans.

     (g) All necessary legislative, regulatory, governmental, and other third party approvals, notices, consents and permits including those necessary to grant and perform this Agreement and the Other Agreements and carry on the Borrower's business shall have been given and obtained by the Borrower, such approvals, notices, consents and permits not to contain any terms or conditions which the Lender, in its sole discretion, consider to be materially adverse to the Borrower, and evidence thereof shall have been furnished to the Lender.

     (h) All registrations and filings in respect of this Agreement and the Other Agreements shall have been made in all jurisdictions as the Lender and their counsel shall reasonably determine to be necessary or appropriate (at the expense of the Borrower), it being understood and agreed that the Lender shall be entitled to make (at the expense of the Borrower) all such further registrations and filings in respect of this Agreement and the Other Agreements, after the Closing Date, and until all Liabilities have been paid and performed in full, as the Lender shall reasonably consider necessary or appropriate in its discretion.

     (i) No order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Lender from providing the Loan, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that the Lender refrain from providing the Loan.

     (j) The Lender shall have reviewed and shall be satisfied, in all material respects, with the insurance policies maintained by the Obligors, and all terms thereof (including risks and amounts of coverage) and the insurers, it being understood and agreed that the Lender shall be named as loss payee as its interests may appear on the policies of the Obligors and that all such policies shall contain standard mortgagee endorsement clauses in favour of the Lender, certificates (including, without limitation, renewal certificates) evidencing the foregoing, and on terms and in substance satisfactory to the Lender, all of which shall have been delivered to the Lender.

     (k) The Lender, acting reasonably, shall be satisfied with the results of all searches and enquires conducted in respect of the Obligors and their Property as the Lender's counsel may reasonably require, and such estoppel letters (to confirm the amounts secured by any existing encumbrances and the collateral covered thereby) shall be received by the Lender as may be required by the Lender in its discretion, acting reasonably.

     (l) The Lender shall have completed all due diligence which it considers necessary or appropriate in its discretion in regard to the Obligors and their Property, books and records, operations, prospects and condition (financial or otherwise), including, without limitation, with respect to the Obligors, in regard to past and ongoing compliance with laws (including Environmental Laws), union and labour relations and pension matters, and the Lender shall be satisfied in their discretion that the Borrower is adequately capitalized, the fair, saleable value of its Property exceeds its liabilities at the Closing Date, and that the Borrower has sufficient working capital to pay its debts as they become due, and the Lender shall have received such documentation it considers necessary or appropriate in its discretion in regard to the foregoing matters, including, without limitation, compliance with Environmental Laws.

     (m) The Lender shall be satisfied that no Default shall have occurred on or be continuing or would result from the making of the Loan.

     (n) The Lender shall be satisfied as to the implementation of key person life insurance in the amount of $1,000,000 on Rick Bryant and $500,000 on Peter Laurie with proceeds payable to the Borrower, and that satisfactory employment (including non-competition) agreements are in effect regarding all senior employees of the Borrower including without limitation Rob Bryant, Peter Laurie and Roger Sexton.

     (o) The Obligors shall have executed or caused to be executed and delivered to the Lender all documents which the Lender determines in its absolute discretion are necessary to consummate the transactions contemplated hereby.


                              ARTICLE 12 - DEFAULT

12.1 EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) the failure of the Borrower to pay when due, declared due or demanded any of the liabilities or obligations to the Lender;

     (b) the failure of (i) the Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations contained in Sections 10.1(g), 10.1(h), 10.1(k), 10.1(l), 10.1(m), 10.1(n),
          10.1(o), 10.1(q), 10.1(r), 10.1(w), 10.1(x), 10.1(aa), 10.1(bb),
          10.1(cc) of this Agreement, (ii) the Borrower to perform, keep or observe any of the other covenants, conditions, promises, agreements or obligations under this Agreement (other than as described in Section 12.1(a) and other than those covenants, conditions, promises, agreements or obligations referred to in (i) above), which failure is not cured within fifteen (15) days of receipt of written notice from the Lender of such failure, (iii) the Borrower or any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations contained in any of the Other Agreements to which it is a party, subject to the application of any cure periods contained therein;

     (c) the making or furnishing by any Obligor or any director or officer thereof to the Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and the Lender, which is untrue or misleading in any respect when made; provided that, no Event of Default under Section 12.1(c) will occur if such representation, warranty or other communication was not intentionally untrue or misleading, is capable of being corrected within ten (10) days of being made and is diligently corrected within such ten (10) day period;

     (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, other than the Permitted Liens; or the making or any attempt to make any levy, seizure, attachment, or power of sale or foreclosure, on or with respect to any Collateral; or (except as permitted hereby) any sale, lease, or furnishing under a contract of service of, any of the Collateral;

     (e) the making of an assignment or proposal in bankruptcy by any Obligor or the filing by any Obligor of notice of its intention to make a proposal in bankruptcy or the commencement of any proceedings by or against any Obligor for the liquidation or reorganization of any Obligor or alleging the insolvency of any Obligor or if an act of bankruptcy has occurred or that any Obligor cannot pay its debts as they mature or the commencement of any proceedings for the readjustment or arrangement of any Obligor's debts, whether under the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada), the United States Bankruptcy Code or under any other law, whether state, provincial or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor and, if brought against such Obligor, such proceeding is not being contested in good faith by appropriate proceedings, as determined by the Lender, or, if so contested, remains outstanding, undismissed and unstayed more than fifteen (15) days from the institution of such first mentioned proceedings;

     (f) the appointment of a receiver, receiver and manager, trustee, liquidator, administrator, sequestrator, custodian, monitor or similar official for any Obligor, for any of the Collateral or for any substantial part of any Obligor's Property, or the institution of any proceedings for the dissolution or winding-up, or the full or partial liquidation, or the merger, amalgamation or consolidation, of any Obligor which is a corporation or a partnership and, if brought against such Obligor, such proceeding is not being contested in good faith by appropriate proceedings, as determined by the Lender, acting reasonably, or, if so contested, remains outstanding, undismissed and unstayed more than five (5) days from the institution of such first mentioned proceedings;

     (g) the entry of any judgment or order is issued or levied against any Obligor or its property involving liability in excess of one hundred thousand dollars ($100,000) or the Equivalent in U.S. dollars unless the Borrower, without breaching any of the covenants in Section 10.1 hereof, satisfies such judgment or order within ten (10) days of its issuance;

     (h) all or any material part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property of the Borrower shall be assumed by any governmental or regulatory authority or any court of competent jurisdiction at the instance of any governmental or regulatory authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

     (i) the Security Agreement shall be terminated, revoked or declared void, invalid or unenforceable or alleged to be terminated, revoked or declared void, invalid or unenforceable, or an Obligor denies, to any extent, its obligations under the Security Agreement;

     (j) any loss, theft, damage or destruction of any item or items of Collateral occurs which:

          (i) materially and adversely affects the operation of the Borrower's business; or

          (ii) is material in amount and is not adequately covered by insurance;

          (k) the occurrence of a default or an event of default, which continues after the passage of any cure period with respect thereto without having been waived, under any agreement or instrument other than this Agreement evidencing indebtedness for borrowed money permitted hereunder in excess of ten thousand dollars ($10,000) (or the Equivalent thereof in U.S. dollars) executed or delivered by the Borrower, or pursuant to which agreement or instrument the Borrower or its properties is or may be bound, or if any such indebtedness shall be declared due and payable prior to the stated maturity thereof or if the Borrower otherwise defaults in the performance of any material term or condition contained in any document relating to a Permitted Lien;

          (l) any condition exists in connection with any Plan which might constitute grounds for proceedings to have such Plan terminated or a trustee or other similar official appointed to administer such Plan or to be deregistered under any applicable law or regulations unless the existence of such conditions would not have a Material Adverse Effect; or the Borrower shall fail to make a required contribution to any Plan if such failure is sufficient to give rise to liability or constitutes an offence under any applicable law or regulations which would have a Material Adverse Effect; or the Borrower engages in or permits to exist or occur, any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Borrower of any liability, fine or penalty which could have a Material Adverse Effect; or

          (m) the occurrence of any event or condition (including, without limitation, any change in the operation of business or senior management of the Borrower) which has or is reasonably likely to have a Material Adverse Effect, as determined by the Lender in its sole discretion.

                             ARTICLE 13 - REMEDIES

13.1 REMEDIES.

Upon the occurrence of an Event of Default described in Section 12.1(e), all of the Liabilities shall immediately and automatically become due and payable, without demand, notice or legal process of any kind. Upon the occurrence of any Event of Default (other than as described in Section 12.1(e)), all of the Liabilities may, at the option of the Lender, be declared by the Lender to be immediately due and payable, upon which declaration all such Liabilities shall immediately become due and payable without demand, notice or legal process of any kind. Upon any such occurrence, the Lender may, in addition to any other right or remedy which they may have at law or in equity, proceed to realize its security hereunder and to enforce its rights by:

     (a)  entry onto any premise where the Collateral may be located;

     (b) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of either Lender or not and the Lender may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

     (c) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

     (d) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity.

In addition, the Lender may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings.

Any receiver or receivers so appointed shall have power to:

          (i)  take possession of and to use the Collateral or any part thereof;

          (ii) carry on the business of the Borrower (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining from doing all other things as to the receiver may deem necessary or desirable in connection with the business, operations and affairs of the Borrower);

         (iii) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Borrower;

          (iv) further charge the Collateral in priority to the security interests of the Security Agreements as security for money so borrowed; and

          (v) sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

The Lender shall not be responsible for any actions or errors of omission by the receiver or receivers in exercising any such powers.

In addition, the Lender may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, Liens and charges, except for Permitted Liens, without hindrance, interruption or denial of the same by the Borrower or by any other person or persons, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Borrower. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to the Lender, in its sole discretion, may seem advantageous. Such sale may take place whether or not the Lender has taken possession of the Collateral.

No remedy for the realization of the security interests granted to the Lender or for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. Any failure by the Lender to exercise any right or remedy set out in this Agreement or the Other Agreements shall not constitute a waiver thereof. The term "receiver" as used in this Agreement includes a receiver and manager.

At the Lender's request, the Borrower shall, at the Borrower's expense, assemble the Collateral and make it available to the Lender at one or more places to be designated by the Lender and reasonably convenient to the Lender. The Borrower recognizes that if it fails to perform, observe or discharge any of their obligations under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to the Lender, and the Borrower agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Without limiting any of the Lender's rights to provide any lesser period of notice to the extent permitted by applicable law, any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least fifteen (15) calendar days before such disposition. Any proceeds of any disposition by the Lender of any of the Collateral may be applied by the Lender to the payment of expenses and any borrowings in connection with the Collateral and its realization including, without limitation, reasonable legal fees and disbursements (on a solicitor-client basis) (both in-house and outside counsel) and any balance of such proceeds may be applied by the Lender toward the payment of such of the Liabilities, and in such order of application, as the Lender may from time to time elect or re-elect in its sole discretion.

                       ARTICLE 14 - INDEMNIFICATION, ETC.

14.1 GENERAL INDEMNITY.

The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, and each of its Affiliates, and Subsidiaries, and its respective officers, directors, employees, legal counsel and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the fees (on a solicitor-client basis) of legal counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), (collectively, "Losses") which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, provincial, state or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and/or the management of the Loan or the use or intended use of the proceeds of the Loan; provided, however that the Borrower shall have no obligation hereunder to any Indemnified Party to the extent that such Losses were caused by or resulted from the wilful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable against the Borrower because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any Losses covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Deemed Interest Rate from the date incurred by each Indemnified Party until paid in full, be added to the Liabilities and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of all Liabilities and the termination of this Agreement.

14.2 TAXES.

All payments made by the Borrower under this Agreement and the Other Agreements shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, assessments, imposts, deductions, charges, or withholdings imposed by any foreign, federal, provincial, state, local or other jurisdiction or any governmental agency thereof or political subdivision or taxing authority therein, excluding taxes imposed on the net income or the capital of the Lender (all such non-excluded taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts so payable to the Lender hereunder or under any Other Agreements the amounts so payable shall be increased to the extent necessary to yield to the recipient (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or Other Agreement. If the Borrower is required by law to make any deduction or withholding on account of any Taxes or other amount from any sum paid or expressed to be payable to either Lender under this Agreement or any Other Agreement, then: (A) the Borrower shall notify such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (B) the Borrower shall pay any such Taxes or other amount before the date on which penalties attached thereto become due and payable; (C) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the recipient receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and (D) within thirty (30) days after payment of any sum from which the Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Taxes or other amount which it is required by clause (B) above to pay, it shall deliver to such Lender all such certified documents and other evidence as to the making of such deduction, withholding or payment as (1) are reasonably satisfactory to such Lender as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (2) are reasonably required by such Lender to enable it to claim a tax credit with respect to such deduction, withholding or payment. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The provisions of this Section shall survive the satisfaction and payment of all Liabilities and the termination of this Agreement.

                        ARTICLE 15 - GENERAL PROVISIONS

15.1 NOTICE.

All written notices and other written communications with respect to this Agreement or any of the Other Agreements shall be sent by ordinary or registered mail, by telecopy or delivered in person, and in the case of the Lender shall be sent to it at c/o Crown Capital Partners Inc., 1900 - 1874 Scarth Street, Regina, SK, S4P 4B3 Attention: Christopher A. Johnson, (if by telecopy to telecopy number 306-546-8010) and in the case of the Borrower shall be sent to the Borrower at Suite 1200, 1190 Hornby Street, Vancouver, British Columbia, V6Z 2K5 (if by telecopy to telecopy no. 604-684-2089). The notice or other communication so sent shall be deemed to be received on the day of personal delivery or telecopy, or if mailed, three days following the date of such mailing.

15.2 CHOICE OF GOVERNING LAW AND CONSTRUCTION.

Except as expressly set forth therein, this Agreement and the Other Agreements (unless expressly stated otherwise in the Other Agreements) shall be governed and controlled by the laws of the Province of British Columbia and the laws of Canada applicable therein as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection and realization of the security interests and hypothecs in the Collateral, which shall be governed and controlled by the laws of the relevant jurisdiction.

15.3 FORUM SELECTION AND SERVICE OF PROCESS.

To induce the Lender to accept this Agreement, the Borrower irrevocably agrees that, subject to the Lender's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Other Agreements or the Collateral may be litigated in courts having SITUS within the Province of British Columbia. The Borrower hereby consents and submits to the non-exclusive jurisdiction of any local, provincial, state or federal courts located within said jurisdictions. The Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against the Borrower by the Lender in accordance with this paragraph.

15.4 MODIFICATION AND BENEFIT OF AGREEMENT.

This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by the Borrower and the Lender. The Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, the Borrower's right, title, interest, remedies, powers or duties thereunder. The Borrower hereby consents to the sale, assignment, transfer or other disposition to a financial institution by the Lender, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participation therein including, without limitation, the right, title, interest, remedies, powers and/or duties of the Lender thereunder. The Borrower agrees that it shall execute and deliver such documents as a Lender may request in connection with any such sale, assignment, transfer or other disposition. This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns.

15.5 HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

15.6 POWER OF ATTORNEY.

The Borrower acknowledges and agrees that its appointment of the Lender as its attorney and agent for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

15.7 WAIVERS, CONFIDENTIALITY, INFORMATION SHARING.

     (a) In no event shall the Lender be liable for lost profits or other special or consequential damages.

     (b) To the maximum extent permitted by law, the Borrower hereby waives all rights to notice and hearing of any kind prior to the exercise by the Lender of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon such Collateral without prior notice or hearing.

     (c) To the maximum extent permitted by law, the Borrower hereby waives demand, presentment, protest and notice of nonpayment.

     (d) Failure of the Lender, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of the Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude any other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the Other Agreements and no Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is in writing, signed by duly authorized officer(s) of the applicable Lender and directed to the Borrower specifying such suspension or waiver.

     (e) Borrower hereby agrees and acknowledges that the Lender shall be permitted to share with each other and with any of their affiliates, any information concerning Borrower, the other Obligors, this Agreement and all related agreements, and the subject matter thereof, that the Lender have or will have in their possession.

15.8 TIMING OF PAYMENTS.

Any payment required to be made by Borrower to a Lender hereunder or under any of the Other Agreements shall be made in the currency in which the obligation requiring such payment arose. Any payment received by such Lender after 3:00 p.m. (Vancouver time) on a Business Day, or on any day that is not a Business Day, shall be credited to the account of the Borrower on the next following Business Day.

15.9 CURRENCY.

All dollar amounts specified herein are in Canadian dollars unless otherwise indicated.

15.10 JUDGMENT CURRENCY.

If in the recovery by the Lender of any amount owing hereunder in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount of recovery under the judgment differs from the full amount owing hereunder, the Borrower shall pay any such shortfall to the applicable Lender, and such shortfall can be claimed by the applicable Lender against the Borrower as an alternative or additional cause of action and any surplus received by the applicable Lender will be repaid to the Borrower.

15.11 SEVERABILITY.

If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

15.12 CONFLICTS.

In the event there occurs any conflict or inconsistency between any provision hereof and any provision of the Other Agreements, the provision hereof shall, to the extent of any such conflict or inconsistency, govern.

15.13 RIGHT OF SET-OFF.

Upon the occurrence and during the continuance of an Event of Default, the Lender is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived) to the fullest extent permitted by law to set-off any and all deposits of any kind at any time held to the credit or for the account of the Borrower, against any of the obligations of the Borrower hereunder or under any Other Agreement, whether or not the Lender have made any demand hereunder or thereunder and although such obligations may be unmatured.

15.14 JOINT AND SEVERAL OBLIGATIONS OF THE OBLIGORS

Since part of the credit advanced by Lender to the Borrower will be advanced by the Borrower to some or all of the Co-Borrowers to acquire certain assets which are integral to the consolidated business of the Obligors, the Co-Borrowers have agreed to be made a party to this Agreement. Accordingly, each of the Co-Borrowers agrees to be jointly and severally liable for the obligations, covenants, agreements, representations and warranties of the Obligors set forth in this Agreement, as principal debtor and obligor and not as surety. Furthermore, each of the Co-Borrowers agrees that it shall observe, fulfil and keep and cause the other Obligors to observe, fulfil and keep, as the case may be, all obligations, covenants, agreements, representations and warranties set forth in this Agreement.

Each of the Obligors shall for all purposes of this Agreement be regarded and be in the same position as a principle debtor and obligor and each Obligor-Borrower expressly waives demand, presentment, protest and notice thereof respectively and of default and agrees that its liability under this Agreement shall not in any way be limited or affected by any transaction which may take place between the Lender and any other Obligor or any neglect or default of the Lender which might otherwise operate as a discharge, whether partial or absolute, of any Obligor if it were a surety of the other Obligors. Each Obligor further agrees that the Lender shall not be bound to exhaust its recourse against the Borrower or any of the other Co-Borrowers or other parties or any security which it holds for the payment of the moneys owing under this Agreement before acquiring payment from such Obligor, and the Lender may enforce the various remedies available to it and may realize the power of various securities held by it or any part thereof in such order as the Lender may determine.

No obligation, liability or undertaking whatsoever of, and no security whatsoever given by, any Obligor under this Agreement or under any agreement, document or instrument collateral to this Agreement shall be limited or affected by the granting of time, renewals, extensions, releases or discharges by the Lender to any Obligor or to any other person whomsoever, or by the acceptance of compositions by the Lender from any Obligor, or by any dealings whatsoever between the Lender and any of the Obligors Partnership or any other person whomsoever, or for any cause or reason for which sureties or joint and several debtors may be relieved or for which any such obligation, liability, undertaking or security may be limited or affected. Without restricting the generality of the foregoing, no such obligation, liability, undertaking or security shall be limited or affected by the Lender taking, or by the Lender's abstention from taking or perfecting, or by the Lender giving up any rights, privileges, mortgages or securities whatsoever.

15.15 ENTIRE AGREEMENT.

This Agreement and the Other Agreements embody the entire agreement and understanding between the parties hereto and thereto and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties related to the subject matter of this Agreement and the Other Agreements.

15.16 NON-MERGER.

The taking of any judgment shall not operate as a merger of any Liabilities or any part thereof or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with the Liabilities.

15.17 ENGLISH LANGUAGE.

At the request of the parties, this Agreement and the Other Agreements have been negotiated in the English language and will be or have been executed in the English language. Les soussigne ont expressement demande que ce document et tous les documents annexes soient rediges en langue anglaise.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.


                                      ELEPHANT & CASTLE GROUP, INC.



                                      Per:     _________________________________
                                               Name:
                                               Title:

                                    THE ELEPHANT AND CASTLE CANADA INC.




                                    By:        _________________________________
                                               Name:
                                               Title:


                                    ELEPHANT & CASTLE, INC.




                                     By:       _________________________________
                                               Name:
                                               Title:


                                     ELEPHANT AND CASTLE OF PENNSYLVANIA, INC.




                                     By:       _________________________________
                                               Name:
                                               Title:


                                     E & C PUB, INC.




                                     By:       _________________________________
                                               Name:
                                               Title:



                                     MASSACHUSETTS ELEPHANT & CASTLE GROUP, INC.




                                     By:       _________________________________
                                               Name:
                                               Title:


                                     ELEPHANT & CASTLE INTERNATIONAL, INC.




                                     By:       _________________________________
                                               Name:
                                               Title:

                                     ELEPHANT & CASTLE (CHICAGO) CORPORATION




                                     By:       _________________________________
                                               Name:
                                               Title:


                                     ELEPHANT & CASTLE EAST HURON, LLC




                                     By:       _________________________________
                                               Name:
                                               Title:


                                     E&C SAN FRANCISCO, LLC




                                     By:       _________________________________
                                               Name:
                                               Title:



                                     E&C CAPITAL, LLC




                                      By:      _________________________________
                                               Name:
                                               Title:


                                     CROWN  LIFE  INSURANCE  COMPANY  BY ITS
                                     AGENT, CROWN CAPITAL PARTNERS INC.




                                     Per:      _________________________________
                                               Name:
                                               Title:

                                     Per:      _________________________________
                                               Name:
                                               Title:

                                 SCHEDULE 1.1(1)

                                 PERMITTED LIENS

1. Any and all financing statements registered by General Electric Private Placement Partners II

2. Financing statement registered in the Alberta Personal Property Registry by Onset Capital Corporation on September 15, 1999 as amended on September 29, 1999.

3. Financing statement registered in the Alberta Personal Property Registry by Island Oasis Canada Inc. on April 24, 2002

4. Financing statements registered in the Alberta Personal Property Registry by Draftplus Canada Inc, on March 13, 2001

5. UCC Financing statement registered with the Illinois Secretary of State by American Express Business Finance on May 11, 2001

6. UCC Financing statement registered with the Illinois Secretary of State and the Washington Department of Licensing by Ecolab Inc. on June 6, 2001

7. Financing statements registered in the B.C. Personal Property Registry by Newcourt Financial Ltd. on January 4, 2000 and January 6, 2000

8. Financing statement registered in the B.C. Personal Property Registry by CIT Credit Group Inc., on August 18, 2000

9. Financing statements registered in the B.C. Personal Property Registry by Draftplus Canada Inc, on March 8, 2001

10. Financing statement registered in the B.C. Personal Property Registry by CIT Financial Ltd., on July 24, 2001

11. Financing statement registered in the B.C. Personal Property Registry by Diverseylever Canada, on November 15, 2001

12. Financing statement registered in the B.C. Personal Property Registry by Citicorp Vendor Finance, Ltd., on March 27, 2002

13. Financing statement registered in the B.C. Personal Property Registry by Citicorp Vendor Finance, Ltd., on May 17, 2002

14. Financing statement registered in the B.C. Personal Property Registry by National Leasing Group Inc., on June 19, 2002

15. Financing statement registered in the B.C. Personal Property Registry by Citicorp Vendor Finance, Ltd., on February 24, 2003

16. Financing statement registered in the Ontario Personal Property Registry by Citicapital Technology Finance Ltd., on June 4, 2002

                                 SCHEDULE 1.1(2)

                        BUSINESS AND COLLATERAL LOCATIONS

A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept):

LEASED PROPERTIES

See Attachment: Schedule 1.1 (2) - a. Leased Properties

Owned Properties

Nil

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations (and all post office boxes of Borrower). Please indicate the relationship of such location to Borrower (i.e., public warehouse, processor, etc.):

     Corporate Office - 1190 Hornby Street, Vancouver, BC V6Z 2K5

     Storage Facilites
          -    Maple Leaf Storage, 3001 Wall St., Vancouver BC V5K 1B5
          -    Advance Woodcrafts, #302 - 19736 98th Ave. Langley BC V1M 2X5


LANDLORDS/OWNERS:

See Attachment: Schedule 1.1 (3) - B. Landlords


BANK ACCOUNTS OF BORROWER:

See Attachment: Schedule 1.1 (3) - b. Bank Accounts of Borrower

                                 SCHEDULE 8.1(e)

                              INTELLECTUAL PROPERTY

See Attachment: Schedule 8.1 (e) - Intellectual Property

                                SCHEDULE 8.1 (f)

                               BORROWER'S NAME(S)

None other than the names of the Obligors as set out in the Credit Agreement.

                                 SCHEDULE 8.1(g)

            SUBSIDIARIES, AFFILIATES, JOINT VENTURES AND PARTNERSHIPS


A.   Subsidiaries:

     See Attachment: Schedule 8.1 (g) - Subsidiaries, Affiliates, Joint
                                        Ventures and Partnerships

B.   Affiliates:

     General Electric Private Placement Partners II


C.   Joint Ventures

     See Attachment: Schedule 8.1 (g) - Subsidiaries, Affiliates, Joint
                                        Ventures and Partnerships


D.   Partnership

     Nil

                                 SCHEDULE 8.1(h)

                                  CAPITAL STOCK

[FMD TO COMPLETE]

                                 SCHEDULE 8.1(i)

                                   LITIGATION

Nil.

                                SCHEDULE 8.1 (o)

                                  INDEBTEDNESS

See Attachment: Schedule 8.1 (o) - Indebtedness

                                 SCHEDULE 8.1(x)

                        COLLECTIVE BARGAINING AGREEMENTS


See Attachment: Schedule 8.1 (x) - Collective Bargaining Agreements

                                  SCHEDULE 9.2
                        OFFICER'S COMPLIANCE CERTIFICATE

[DATE]

CROWN LIFE INSURANCE COMPANY
C/O CROWN CAPITAL PARTNERS INC.
1900 - 1874 SCARTH STREET
REGINA, SK S4P 4B3


                   CERTIFICATE OF ELEPHANT & CASTLE GROUP INC.

Pursuant to Section 9.2 of the Credit Agreement dated as of December 17, 2004 (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement") between Elephant & Castle Group Inc. (the "Company") and The Elephant and Castle Canada Inc., Elephant & Castle, Inc., Elephant and Castle of Pennsylvania, Inc., E & C Pub, Inc., Massachusetts Elephant & Castle Group, Inc., Elephant & Castle International, Inc., Elephant & Castle (Chicago) Corporation, Good Times Restaurants, LLC, E&C San Francisco, LLC, BC Restaurants, LLC and E&C Capital, LLC (together with the Company, the "Borrowers") and Crown Life Insurance Company (the "Lender"), enclosed are the consolidated financial statements of the Borrower for the ________ period ending [ o ], as required by the Credit Agreement. All capitalized terms used herein shall have the meaning ascribed thereto in the Credit Agreement.

The undersigned hereby certifies that the for the Financial Quarter ending
[ o ], [ o ] the amounts and financial ratios referred to in Section 10.1(q) of the Credit Agreement are as follows:

Section  10.1(q)(i) -                 Third Party Debt/Consolidated EBITDA Ratio
---------------------                 ------------------------------------------


Period - ________________________     _______________________________

Required as of __________, 200___     Not Greater than 2.5:1

                                      Compliance - Yes/No


Note: Please attach schedule
showing calculations


                                      Third Party Debt/Consolidated Total
Section 10.1(q)(ii)                   Capital Capitalization Ratio
-------------------                   ------------------------------------------


Period - ________________________     _______________________________

Required as of __________, 200___     Not Greater Than  40%

                                      Compliance - Yes/No

Note: Please attach schedule
showing calculations

Section 10.1(q)(iii)                  Third Party Fixed Charges
--------------------                  ------------------------------------------


Period - ________________________     Total: _______________________________

                                      Aggregate cash and cash equivalents
                                      -----------------------------------

                                      Total: _______________________________

                                      Compliance - Yes/No

Note: Please attach schedule
showing calculations


Section 10.1(q)(iv)                   Capital Expenditures
-------------------                   ------------------------------------------


Period - ________________________     Total for current fiscal year:

                                      Budgeted Capital Expenditures for
                                      fiscal year:

                                      Compliance - Yes/No


The undersigned certifies that, except as set forth in detail on the attached schedule which schedule also sets forth what action the Borrower has taken or propose to take with respect thereto:

(i) all of the representations and warranties of the Borrowers contained in the Credit Agreement and the Other Agreements are true, correct and complete as of this date as if made as of this date;

(ii) the Borrower is, at this date, in compliance with all of its covenants and agreements in the Credit Agreement and the Other Agreements;

(iii) no Default exists or existed during the period covered by the attached financial statements.

[EXCEPT AS ATTACHED HERETO,] no auditor, regulator or third party consultant has issued a management letter or other communication regarding the Borrower.

The Borrower has caused this certificate to be executed and delivered by its
duly authorized officers this     day of           ,      .



                                      ------------------------------------------
                                      Name:     [ o ]
                                      Title:    President

                                      ------------------------------------------
                                      Name:     [ o ]
                                      Title:    Chief Financial Officer